UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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POZEN INC.
___________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POZEN® Inc.

1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of POZEN Inc. (“POZEN” or the “Company”), will be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on May 6, 2008 at 9:00 a.m. Eastern time, to consider and take action with respect to the following:

1.	To elect three Class II directors, each of whom shall serve for a term of three years.

2.	To ratify the appointment of Ernst & Young LLP as POZEN’s independent auditors to audit POZEN’s financial statements for the fiscal year ending December 31, 2008.

3.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on March 25, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Gilda M. Thomas
Secretary

Chapel Hill, North Carolina
Dated:  April 4, 2008

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR DELIVER YOUR PROXY VIA THE INTERNET PURSUANT TO THE ACCOMPANYING INSTRUCTIONS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

POZEN Inc.

1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517

_____________________________________________

PROXY STATEMENT

Mailed on April 4, 2008

Annual Meeting of Stockholders to be held on May 6, 2008
_____________________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of POZEN Inc. (“POZEN”) to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of POZEN, to be held on May 6, 2008 and at any adjournment thereof (the “Annual Meeting”). The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. In addition to solicitation by mail, we will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. We or our directors, officers or employees may request by telephone, facsimile or email the return of proxy cards. The extent to which this will be necessary depends on how promptly the stockholders vote. We urge you to vote your shares without delay.

VOTING RIGHTS

Only stockholders as of the close of business on March 25, 2008, the record date fixed by the Board of Directors of POZEN (the “Board”), are entitled to notice of and to vote at the Annual Meeting. As of March 25, 2008, there were 29,737,799 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to ratify the appointment of our independent auditors.

Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy.

In the election of directors, stockholders may either vote “FOR” all nominees for election or “WITHHOLD” their votes from one or more nominees for election. Shares that are represented by valid proxy cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class II directors named in this proxy statement.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” to ratify the appointment of our independent auditors. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the ratification of the appointment of our independent auditors named in this proxy statement. Shares that are represented by valid proxy cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the ratification of the appointment of the independent auditors will have the same effect as a negative vote for that proposal.

Broker non-votes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner’s shares, will have no effect on the outcome of any of the matters before the stockholders described in this proxy statement. Such broker non-votes will, however, be counted in determining whether there is a quorum for the Annual Meeting.

Stockholders may vote their shares via the Internet. The law of the State of  Delaware, under which POZEN is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.votestock.com rather than by returning the proxy card that accompanies this proxy statement. Once you access that website, in order to vote your shares, you will be required to provide a login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy;
•	appearing at the Annual Meeting and voting in person;
•	executing a later dated proxy which is exercised at the Annual Meeting; or
•	casting a later vote via the Internet.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to us to be the beneficial owners of 5% or more of our common stock. Unless otherwise indicated, the information is as of March 1, 2008. For purposes of this table, and as used elsewhere in this proxy statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our common stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

John R. Plachetka, Pharm.D. POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517	4,126,995 (1)	13.5%
Vector Later-Stage Equity Fund II, L.P. 1751 Lake Cook Road, Suite 350 Deerfield, IL 60015	2,617,579 (2)	8.8%
 ------------------------------

(1)
This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the Family Trust under the John R. Plachetka Irrevocable Trust (the “JRP Family Trust”), 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 1,931,468 shares owned by the JRP Revocable Trust; (iii) 249,276 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 765,812 shares of common stock issuable pursuant to options granted to John R. Plachetka exercisable within 60 days. This amount does not include 102,785 shares of common stock issuable pursuant to restricted stock units granted to John R. Plachetka. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i) through (iv) above.

(2)
Based on information disclosed on a report on Schedule 13G/A filed with the SEC on February 15, 2008 with respect to ownership as of December 31, 2007 by Vector Later-Stage Equity Fund II, L.P. ("VLSEF"), Vector Later-Stage Equity Fund II (QP), L.P. ("VLSEF QP"), Vector Fund Management II, L.L.C. , the general partner of VLSEF and VLSEF QP ("VFM"), D. Theodore Berghorst, an officer and director of VFM ("Berghorst"), Barclay A. Phillips, a director of VFM ("Phillips"), Douglas B. Reed, a director of VFM ("Reed"), Deborah Berghorst, Trustee FBO Berghorst 1998 Dynastic Trust (the "Trust"), Thomas C. Dorn (“Dorn”), Kathleen M. Stanley (“Stanley”), this amount consists of (i) 1,785,405 shares as to which VFM, Berghorst, Phillips and Reed claim shared voting and dispositive power, including 1,339,054 shares as to which VLSEF QP claims shared voting and dispositive power and 446,351 shares as to which VLSEF claims shared voting and dispositive power and (ii) 832,174 shares as to which Berghorst claims sole voting and dispositive power. As reported on the Schedule 13G/A filed with the SEC on February 15, 2008, these 2,617,579 shares do not include: (i) 125,000 shares as to which the Trust claims sole voting and dispositive power (and as to which Berghorst may be deemed beneficial owner as financial advisor for the Trust); (ii) 24,500 shares as to which Reed claims sole voting and dispositive power, (iii) 6,950 shares as to which Phillips claims sole voting and dispositive power; (iv) 19,000 shares as to which Dorn claims sole voting and dispositive power; (v)  3,000 shares as to which Stanley claims sole voting and dispositive power.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 1, 2008 (except as otherwise indicated below) by each of our directors and director   nominees, each executive officer named by us in the Summary Compensation Table included in this proxy statement (our “named executive officers”) and by our directors and executive officers as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

Beneficial Ownership as of March 1, 2008
Name of Beneficial Owner (1)	Number of Shares	Percentage of Common Stock

John R. Plachetka, Pharm.D.	4,126,995 (2)	13.5%
Kristina M. Adomonis (3)	---	*
William L. Hodges	144,438 (4)	*
Arthur S. Kirsch	35,000 (5)	*
Kenneth B. Lee, Jr.	66,667 (6)	*
James J. Mauzey	8,334 (7)	*
Marshall E. Reese, Ph.D.	120,000 (8)	*
Jacques F. Rejeange	9,200 (9)	*
Paul J. Rizzo	115,000 (10)	*
Gilda M. Thomas	10,000 (11)	*
Bruce A. Tomason	146,460 (12)	*
Peter J. Wise, M.D.	380,054 (13)	1.3%
All current directors and executive officers as a group (11 persons)	5,162,148 (14)	16.6%

* Less than 1%

(1)	Unless otherwise set forth herein, the street address of the named beneficial owners is c/o POZEN Inc., Suite 400, 1414 Raleigh Road, Chapel Hill, North Carolina 27517.

(2)
Consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the JRP Family Trust, 40% owned by John R. Plachetka through the JRP Revocable Trust, and 10% owned by his wife, Clare A. Plachetka, through her assignee, the CAP Revocable Trust; (ii) 1,931,468 shares owned by the JRP Revocable Trust; (iii) 249,276 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 765,812 shares issuable pursuant to options exercisable within 60 days. This number does not include 102,785 shares issuable pursuant to restricted stock units held by Dr. Plachetka.

(3)	Kristina Adomonis, our former Senior Vice President, Business Development, resigned on June 8, 2007.

(4)	Includes 138,938 shares of common stock issuable pursuant to options exercisable within 60 days.

(5)	Consists of 35,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(6)	Consists of 66,667 shares of common stock issuable pursuant to options exercisable within 60 days.

(7)	Consists of 8,334 shares of common stock issuable pursuant to options exercisable within 60 days.

(8)	Consists of 120,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(9)	Consists of 5,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(10)	Consists of 75,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(11)	Includes 10,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(12)	Includes 105,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(13)	Includes 105,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(14)
Includes 1,434,751 shares of common stock issuable pursuant to options exercisable within 60 days. This number does not include 102,785 shares of common stock issuable pursuant to restricted stock units held by Dr. Plachetka; nor does it include an aggregate of 14,000 shares of common stock issuable pursuant to restricted units held by other directors, each holding 2,000 shares individually.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board shall consist of not less than three or more than fifteen members, divided into three Classes: Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Three directors are currently serving in each of Class II and Class III. Two directors are currently serving in Class I. Our Board is authorized to increase or decrease the total number of directors within the three to fifteen range as well as the number of directors in each class.

The directorships expiring this year are Class II directorships, currently filled by Arthur S. Kirsch, Kenneth B. Lee, Jr. and Bruce A. Tomason. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has nominated Mr. Kirsch, Mr. Lee and Mr. Tomason as nominees to stand for election at this Annual Meeting to serve as Class II directors. If elected, their terms will expire in 2011.

Each of the nominees for election at this Annual Meeting has informed us that they are willing to serve for the term to which each of them is nominated, if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table below is certain information about each the nominees for election as Class II directors, as well as those members of the Board whose current terms will extend beyond the Annual Meeting, including each director’s age and length of service as a director of POZEN, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Nominees for Election – Terms Expiring in 2011 (Class II Directors)
Arthur S. Kirsch (1) (3)	56	2004
Managing Director-Partner, GCA Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005;  founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005; Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001; Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Kenneth B. Lee, Jr. (1) (3)	60	2002
Lead independent director of POZEN since 2005. Independent consultant since June 2002 and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003; President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002; Partner of Ernst & Young LLP from 1982 through 2000; Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001; Managing Director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001. Serves on the boards of the following public companies:  CV Therapeutics Inc., for which he serves as chair of the audit committee and member of the compensation committee, OSI Pharmaceuticals, and Inspire Pharmaceuticals Inc., for which he serves as chairman of the board of directors, chair of the audit committee and member of the compensation committee.

Bruce A. Tomason(2) (3)	60	1997
Chief Executive Officer of Alterna, LLC, a branded over-the-counter medicine company, since April 2004; President of Apollo Capital Corporation, a healthcare investment banking and venture capital company, between 1991 and 2003.

Directors Whose Terms Expire in 2009 (Class III Directors)
John R. Plachetka, Pharm.D.	54	1996
Chairman of the Board of POZEN since January 2001, co-founder of POZEN and President and Chief Executive Officer of POZEN since 1996; Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995.

James J. Mauzey (1)	59	2006
Retired since July 2004; President and Chief Executive Officer of Bertek Pharmaceuticals Inc., a pharmaceutical products company and division of Mylan Laboratories, from October 2000 through July 2004; Chief Executive Officer of Innovex Worldwide, a division of Quintiles Transnational Corporation from 1999 to 2000. From 1997 to 2003, served as a director of OraPharma, Inc., a public specialty pharmaceutical company acquired by Johnson & Johnson in 2003.

Peter J. Wise, M.D. (2)	73	1996
Retired since 1996; Vice Chairman of the Board of POZEN since January 2001; co-founder of POZEN; acted in an advisory capacity to POZEN from 1996 to 2000; President and Chief Operating Officer of Pharmaceutical Product Development, Inc., a pharmaceutical services and development company, from 1993 to 1996.

Directors Whose Terms Expire in 2010 (Class I Directors)
Paul J. Rizzo (2)	80	2002
Chairman of the board of directors and partner of Franklin Street Partners, an investment firm, since 1990; Dean of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill between 1987 and 1992; Vice Chairman of the board of directors of IBM Corporation from 1983 to 1987 and from 1993 to 1994. Serves on the board of The Maersk Company Limited.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Jacques F. Rejeange (2)	68	2007
Retired since 2005. President of Florham Consulting S.A., a healthcare consulting company based in Areuse, Switzerland, from 1995 to 2005. Served as member of board of directors of POZEN from 1997 to 2004 (Chairman from 1999 to 2000); retired from the Board in 2004. Formerly served on the boards of Amersham PLC (UK), Swiss Red Cross Foundation (CH) and NMY AG (CH). Currently serves on the board of Swisslog AG.

_________________

(1)	Member of Compensation Committee.
(2)	Member of Nominating/Corporate Governance Committee.
(3)	Member of Audit Committee.

Vote Required for Election

The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees listed above as a Class II director of POZEN.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of the members of the Board, with the exception of Dr. John R. Plachetka, who serves as our chairman, president and chief executive officer, is independent as that term is defined under the applicable independence listing standards of the Nasdaq Global Market (Nasdaq).

Meetings

Our Board held 6 meetings of the Board during the year ended December 31, 2007. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served. It is the policy of our Board that directors attend our annual meetings of stockholders. All of our directors attended our 2007 Annual Meeting of Stockholders held on June 13, 2007.

Executive Sessions; Lead Independent Director

Our directors who are independent as defined by the Nasdaq listing standards meet in executive session without management or our president and chief executive officer present, at every regularly scheduled Board meeting. Since 2004, the Board has designated a lead independent director who acts as the leader of the independent directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our chairman, president and chief executive officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Mr. Lee is currently serving as our lead independent director.

Committees of the Board

Our Board currently has three standing committees:  an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Kirsch, who serves as Chairman, Mr. Lee and Mr. Tomason. Each of the members of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules applicable to audit committee members. Our Board has determined that each also qualifies as an audit committee financial expert as defined by the SEC.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our  independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters.

The Audit Committee held 7 meetings during the year ended December 31, 2007. A copy of the Audit Committee’s charter is posted on our website at www.pozen.com and attached to this proxy as Appendix A. The Audit Committee Report is included in this proxy statement at page 38.

Nominating/Corporate Governance Committee

The current members of the Nominating/Corporate Governance Committee (the “Governance Committee”) are Mr. Rejeange, who serves as Chairman, Mr. Tomason, Dr. Wise and Mr. Rizzo. Each of the members of the Governance Committee is independent as defined by the applicable Nasdaq listing standards.

The Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process.

The Governance Committee held 3 meetings during the year ended December 31, 2007. A copy of the Governance Committee’s charter is posted on our website at www.pozen.com and attached to this proxy as
Appendix B.

Review and Approval of Related Person Transactions. Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving POZEN and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving more than $120,000 with a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the chairman of our Governance Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Governance Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Governance Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the chairman of the Governance Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Governance Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

A related person transaction will be considered approved or ratified if it is authorized by the Governance Committee or chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Governance Committee determines that the transaction is not inconsistent with POZEN’s best interests. In considering related person transactions, the Governance Committee will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the transaction;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and
•	the purpose and potential benefit to us of the transaction.

The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter.

Evaluation and Identification of Director Nominees. The Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Governance Committee, with input from our Chairman, President and Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to POZEN. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. In evaluating potential candidates, however, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand POZEN and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Governance Committee will consider the overall competency of the Board in the following areas:

•	industry knowledge;
•	accounting and finance;
•	business judgment;
•	management;
•	leadership;
•	business strategy;
•	crisis management; and
•	corporate governance.

In addition, the Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s

•	sound business and personal judgment;
•	diversity of origin, experience, background and thought;
•	senior management experience and demonstrated leadership ability;
•	accountability and integrity;

•	financial literacy;
•	industry or business knowledge, including science, technology, and marketing acumen;
•
the extent, nature and quality of relationships and standing in the research  and local communities; in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Governance Committee;

•	independence of thought and ideas; and
•	other board appointments and service.

The Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Governance Committee will also consider stockholder recommendations for Board nominees. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations. The Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Governance Committee for nomination at our next annual stockholders’ meeting should submit information about their nominees by no later than 120 days prior to the one year anniversary of the mailing of the proxy statement for our most recent annual meeting of stockholders. Stockholders who wish to recommend a nominee should submit the following information in writing to the Chairman of the Governance Committee, c/o POZEN Inc., 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517:

•
the name of the candidate and the information about the individual that would be required to be included on a proxy statement under the rules of the SEC (including without limitation such individual’s qualifications, experience, background and share ownership, if any);

•	information about the relationship between the candidate and the nominating stockholder;
•	the consent of the candidate to serve as a director; and
•	proof of the number of shares of our common stock that the nominating stockholder beneficially owns and the length of time the shares have been owned.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Governance Committee or the Board, by following the procedures set forth in our bylaws as described at “Certain Deadlines for the 2009 Annual Meeting” in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Mauzey, Mr. Kirsch and Mr. Lee. Mr. Mauzey serves as Chairman of the Compensation Committee. Each of the current members of the Compensation Committee is independent as defined by the applicable Nasdaq listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing POZEN’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

To assist in its efforts to meet the objectives and responsibilities outlined above, the Compensation Committee has retained executive compensation consultants. During 2006, the Compensation Committee retained James F. Reda & Associates and Radford Surveys + Consulting, now know as Aon, two nationally known executive compensation and benefits consulting firms, to advise it on various matters related to executive compensation and compensation programs. During 2007, the Compensation Committee also consulted with Aon as part of the review process. The Compensation Committee engaged the consultants to provide general executive compensation consulting services and to respond to questions as needed. In addition, the consultants perform special executive compensation projects and consulting services from time to time as directed by the Compensation Committee and may from time to time advise management, with the Compensation Committee’s consent. The consultants were hired by and report to the Compensation Committee. Pursuant to its charter, the Committee has the power to hire and fire such consultants and to engage other advisors. The human resources consultant retained by management also provides information and support to the Compensation Committee as requested.

The Compensation Committee held 10 meetings during the year ended December 31, 2007. A copy of the Compensation Committee’s charter is posted on our website at www.pozen.com and attached to this proxy as Appendix C. The Compensation Committee Report is included in this proxy statement at page 16.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Director, Investor Relations, 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517, telephone 919-913-1030, email investors@pozen.com.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Ethics and Conduct is posted on our website at www.pozen.com.

Compensation of our Directors

Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who serve on our Board. Directors who are also our employees do not receive any additional compensation for their service as directors of the Company.

2007 Compensation

Cash Compensation. We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings and otherwise in connection with service as a director. We also pay each non-employee director the following retainer fees:

•	An annual retainer of $30,000
•
An annual retainer for Board committee Chairs, as follows:  $5,000 for service as Chair of the Nominating/Corporate Governance Committee; $7,500 for service as Chair of the Compensation Committee; and $10,000 for service as Chair of the Audit Committee

•
An annual retainer for Board committee members (other than committee Chairs), as follows:  $3,750 for service on the Nominating/Corporate Governance Committee; $5,000 for service on the Compensation Committee; and $7,500 for service on the Audit Committee

All retainers are payable quarterly and pro-rated for service of less than a full quarter; retainers may be reduced if a director fails to attend at least 75% of all required Board and committee meetings. No compensation is paid to directors for attendance at individual Board or Board committee meetings.

Equity Compensation. Each non-employee director is eligible to receive the following equity compensation:

•
Upon his or her initial election to the Board, stock options to purchase 20,000 shares of our common stock. This initial grant vests one-third annually over three years, subject to continued service as a director.

•
On the date of each annual meeting of stockholders, a combination of 2,000 restricted stock units (RSUs) payable in shares of our common stock and stock options to purchase 5,000 shares of our common stock. The RSUs and the stock options vest on the earlier of the one-year anniversary of the grant or the date of the next annual stockholder meeting, subject in either case to the director’s continued service on the Board at that date.

Both the initial and the annual stock options are granted at an exercise price per share equal to the closing price of our common stock, as reported on NASDAQ, on the date of grant, have a ten-year term and are exercisable for a period of up to three years following the date the director’s service on the Board terminates, to the extent vested as of such date. Directors who join the Board less than 90 days prior to the date of the next annual stockholder meeting will receive a 50% reduction in their initial year’s annual RSUs and stock options. All stock options and RSUs awarded pursuant to this director compensation program are granted under and subject to the terms and conditions of the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (2000 Equity Compensation Plan), including without limitation the terms providing for acceleration of vesting upon a change of control.

The Board has adopted a non-employee director stock ownership guideline of shares equal in value to three times the annual director retainer of $30,000, to be acquired over a five year period. Directors are generally encouraged to hold their shares of POZEN stock while they serve on the Board.

The Board also established a retirement program based on a combination of age and years of service pursuant to which qualifying directors may become entitled to receive extended exercisability or accelerated vesting of outstanding options. If a non-employee director leaves the Board at age 55 or older having served as a director for at least six years, which need not be served consecutively, the period of time in which the director may exercise any vested outstanding stock options may be extended to a period not to exceed the later of the end of the calendar year, or the fifteenth day of the third month following the date, when the option would otherwise have expired. If a qualifying director has served for at least 12 years, which need not be served consecutively, at the time of retirement from the Board, all unvested grants may also be accelerated.

The following table further summarizes the compensation paid by us to our non-employee directors during the 2007 fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, serving on one or more committees and/or meeting attendance.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur S. Kirsch	$53,667	$17,920	$131,030	--	--	--	$202,617
Kenneth B. Lee, Jr.	$51,000	$17,920	$144,348	--	--	--	$213,268

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James J. Mauzey	$43,944	$17,920	$84,474	--	--	--	$146,338
Jacques F. Rejeange	$35,959	$17,920	$91,058	--	--	--	$144,937
Paul J. Rizzo	$37,126	$17,920	$144,348	--	--	--	$199,394
Bruce A. Tomason	$47,252	$17,920	$144,348	--	--	--	$209,520
Peter J. Wise, M.D.	$35,252	$17,920	$144,348	--	--	--	$197,520

(1)
Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of POZEN and thus receives no compensation for his services as a director or as Chairman. The compensation received by Dr. Plachetka is shown in the Summary Compensation Table and other executive compensation tables included in this proxy statement.

(2)	Consists of the following:

a.
Arthur S. Kirsch:  for 2007 an annual retainer of $30,000, $7,500 for service as Chair of the Audit Committee and $9,417 for service as a member of one or more Board Committees; and an aggregate of $6,750 in fees paid for attending Board and Board Committee meetings in 2006.

b.
Kenneth B. Lee, Jr.: for 2007 an annual retainer of $30,000, $5,000 for service as Chair of the Compensation Committee and $10,000 for service as a member of one or more Board Committees; and an aggregate of $6,000 in fees paid for attending Board and Board Committee meetings in 2006.

c.
James J. Mauzey: for 2007 an annual retainer of $30,000, $5,000 for service as Chair of the Compensation Committee and $2,994 for service as a member of one or more Board Committees; and an aggregate of $5,950 in fees paid for attending Board and Board Committee meetings in 2006.

d.	Jacques F. Rejeange: a 2007 annual retainer of $30,000, $3,750 for service as Chair of the Nominating/Corporate Governance Committee and $2,209 for service as a member of one or more Board Committees.
e.
Paul J. Rizzo: for 2007 an annual retainer of $30,000, $3,750 for service as Chair of the Nominating/Corporate Governance Committee and $1,876 for service as a member of one or more Board Committees; and an aggregate of $1,500 in fees paid for attending Board and Board Committee meetings in 2006.

f.
Bruce A. Tomason:  for 2007 an annual retainer of $30,000, $7,500 for service as Chair of the Audit Committee and $7,502 for service as a member of one or more Board Committees; and an aggregate of $2,250 in fees paid for attending Board and Board Committee meetings in 2006.

g.
Peter Wise: for 2007 an annual retainer of $30,000, and $3,752 for service as a member of one or more Board Committees; and an aggregate of $1,500 in fees paid for attending Board and Board Committee meetings in 2006.

(3)
The amount included in this column is the dollar amount of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2007 from a restricted stock unit award granted in 2007. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 7 to POZEN’s audited financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and December 31, 2006, each as filed with the SEC.

(4)
The amount included in this column is the aggregate dollar amount of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2007, and thus includes amounts from awards granted in and prior to 2006. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 7 to POZEN’s audited financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and December 31, 2006, each as filed with the SEC. Of these aggregate 2007 expense amounts, the amounts recognized from separate grants issued in 2004, 2005, 2006, and 2007, as applicable, are as follows: Mr. Kirsch ($29,633, $29,200, $39,850 and $ 32,348, respectively); Mr. Lee ($42,950, $29,200, $39,850 and $ 32,348, respectively);  Mr. Mauzey  ($0, $0, $52,126, and $32,348, respectively); Mr. Rejeange ($0, $0, $0, and $91,058, respectively);  Mr. Rizzo ($42,950, $29,200, $39,850 and $ 32,348, respectively); Mr. Tomason ($42,950, $29,200, $39,850 and $ 32,348, respectively); Dr. Wise ($42,950, $29,200, $39,850 and $ 32,348, respectively). These numbers do not represent the actual value that may be recognized by the directors upon option exercise.

(5)
The following table lists the number of outstanding options held by each of the directors included in the table above as of December 31, 2007, and provides additional information concerning the options granted to these directors during 2007, each of which was granted at an exercise price equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant. Options granted prior to 2007 vest annually over three years and options granted after 2006 vest on the earlier of the one-year anniversary of the grant or the date of the next annual shareholders meeting. These amounts reflect POZEN’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the directors upon option exercise.

Name	Options Outstanding as of December 31, 2007 (#)	Options Granted in 2007 Fiscal Year (#)	Date of 2007 Option Grant	2007 Option Expiration Date	2007 Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards Granted in 2007 ($)
Arthur S. Kirsch	58,333	5,000	6/13/07	6/13/17	$16.19	$58,450
Kenneth B. Lee, Jr.	86,667	5,000	6/13/07	6/13/17	$16.19	$58,450
James J. Mauzey	21,667	5,000	6/13/07	6/13/17	$16.19	$58,450
Jacques F. Rejeange	25,000	5,000	6/13/07	6/13/17	$16.19	$58,450
Paul J. Rizzo	95,000	5,000	6/13/07	6/13/17	$16.19	$58,450
Bruce A. Tomason	125,000	5,000	6/13/07	6/13/17	$16.19	$58,450
Peter J. Wise, M.D.	125,000	5,000	6/13/07	6/13/17	$16.19	$58,450

OUR EXECUTIVE OFFICERS

Below is information about each of our named executive officers. This information includes each officer’s age, his or her position with POZEN, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board elects our officers annually, and officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
John R. Plachetka, Pharm.D.	54	Chairman, President and Chief Executive Officer

William L. Hodges	53	Senior Vice President, Finance and Administration, Chief Financial Officer

Marshall E. Reese, Ph.D.	62	Executive Vice President, Product Development

Kristina M. Adomonis	53	Senior Vice President, Business Development until her resignation on June 8, 2007

Gilda M. Thomas	53	Senior Vice President and General Counsel

John R. Plachetka, Pharm.D. is Chairman of the Board of Directors, a co-founder, President and Chief Executive Officer of POZEN and has held such positions since our inception in 1996. Prior to founding POZEN, Dr. Plachetka was Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995 and was President and Chief Executive Officer of Clinical Research Foundation-America, a leading clinical research organization, from 1990 to 1992. From 1981 to 1990, he was employed at Glaxo Inc. Dr. Plachetka received his B.S. in Pharmacy from the University of Illinois College of Pharmacy and his Doctor of Pharmacy from the University of Missouri-Kansas City.

William L. Hodges joined POZEN in August 2004 as Senior Vice President of Finance and Administration and Chief Financial Officer. Mr. Hodges began his career in the pharmaceutical industry with Burroughs Wellcome Co. in 1985. In 1991, he moved to London and worked in Group Finance for the Wellcome Foundation, Ltd. within Group Finance. Mr. Hodges worked on mergers and acquisitions and was Regional Controller for Northern Europe and Japan. In 1993, he returned to Burroughs Wellcome in North Carolina as Director of Procurement. Mr. Hodges was Vice President, Corporate Planning and Business Support at GlaxoWellcome before being appointed acting Senior Vice President and CFO for the fifteen months leading up to the merger between GlaxoWellcome plc and SmithKline Beecham plc which was completed in December 2000. Most recently, from 2001 to 2003, Mr. Hodges was Senior Vice President and CFO of Pergo, Inc. located in Raleigh, North Carolina. Mr. Hodges received his B.S. from the University of North Carolina at Chapel Hill and is a Certified Public Accountant.

Marshall E. Reese, Ph.D. joined POZEN in October 2004 as Executive Vice President of Product Development. Dr. Reese was most recently employed, from 1999 to 2004, at the Swiss-based pharmaceutical company Novartis as senior vice president and global head of research and development, Consumer Health Care. Prior to joining Novartis in 1999, Dr. Reese held several senior executive positions at Glaxo Inc. and GlaxoWellcome, including vice president of global OTC development and manufacturing with GlaxoWellcome, based in the United States, and vice president of development planning and international OTC strategies for Glaxo and GlaxoWellcome, in both the United States and the United Kingdom. Dr. Reese received his B.S., M.S., and Ph.D. degrees from the University of Tennessee at Knoxville.

Kristina M. Adomonis joined POZEN in June 1999 as Senior Vice President of Business Development. Prior to joining POZEN, Ms. Adomonis was Vice President of Global Business Development & Licensing, OTC at Novartis Consumer Health from 1997 to 1999. From 1994 to 1997, she was Director of Business Development in Burroughs Wellcome’s and Glaxo Wellcome’s U.S. operations. Prior to Glaxo, she served on the Canadian Executive Committees of Burroughs Wellcome and Abbott Laboratories, where she managed the Business Development Units of these two respective operations. She began her career in the industry in 1980 with F. Hoffman-La Roche Ltd. Ms. Adomonis received a B.S. in Chemistry from Tufts University and her M.B.A. from McGill University. Ms. Adomonis resigned from the Company on June 8, 2007.

Gilda M. Thomas joined POZEN in January 2007 as Senior Vice President and General Counsel. Prior to joining POZEN, Ms. Thomas was Vice President, General Counsel and company secretary at EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany from July 2001 to December 2006. Prior to joining EMD, she spent 14 years at Burroughs Wellcome Co., which merged into Glaxo Welcome, Inc. At Glaxo Wellcome Ms. Thomas was Associate General Counsel responsible for the 13 member corporate section of the legal department. Ms. Thomas received her J.D. from Harvard Law School, a M.S. from Simmons College and a B.S. from Wellesley College. Ms. Thomas was appointed an executive officer in February 2008 based upon her assumption of additional responsibilities and decision making authority. We have therefore elected to include Ms. Thomas as a named executive officer in this proxy.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) included in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in POZEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and this proxy statement.

Submitted by:
The Compensation Committee of the Board of Directors

James J. Mauzey, Chairman
Arthur S. Kirsch
Kenneth B. Lee, Jr.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains our compensation program as it pertains to our named executive officers – namely, our president and chief executive officer (CEO), our chief financial officer and our three other most highly compensated executive officers. For purposes of this CD&A, we refer to these persons as our “executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Overview

The Compensation Committee of our Board, which is comprised solely of independent directors and “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations, is responsible for our executive compensation program. The Compensation Committee receives staff support from members of our management and from management’s human resources consultant. In addition, the Compensation Committee directly engages external compensation consultants to advise and assist the Committee in the performance of its duties. As part of its review of the 2007 compensation, the Committee consulted with Aon Consulting (Aon), formerly Radford Surveys + Consulting (Radford).

The Compensation Committee reviews and approves all compensation paid to our executive officers and is responsible for determining the most appropriate total executive compensation principles that govern such compensation. These principles are based on our business strategy and business model and are designed to be competitive with our peer group of companies and consistent with stockholder interests. In accordance with its charter, the Compensation Committee’s responsibilities include reviewing and approving our overall compensation philosophy and the adequacy and market effectiveness of our compensation plans and programs; evaluating the performance of and reviewing and approving total compensation for our executive officers; and administering our equity-based and other incentive programs.

Philosophy; Objectives

We are committed to providing competitive levels of compensation to our employees, including our executive officers, to ensure that we are able to recruit, retain and motivate the high caliber talent we require in our business. Our business model includes a significant amount of outsourcing and we therefore need smart, talented, experienced project managers in each area of expertise to be successful. We believe it is important that our employees be given the opportunity to be well rewarded for strong performance against goals that support individual development and our future success. In determining the total compensation for our executive officers, the Compensation Committee’s aim is to provide compensation that assists us in meeting these objectives. The Compensation Committee seeks to maintain compensation that is in overall conformance with sound market practices and comparable to and competitive with the compensation packages of executives of similar companies, while recognizing individual and organizational performance.

We rely on survey data and information on compensation paid by comparable companies from time to time to benchmark our executive compensation programs. The Company subscribes to the Radford Global Life Sciences Survey which provides comprehensive compensation data for life science companies. In 2006, POZEN benchmarked all its positions, except that of the CEO, against the Radford database.

In late 2006, the Compensation Committee retained Aon to assist with a number of compensation-related projects, including assessment of our equity-based and other long-term incentive programs. As a part of this work, Aon developed a group of peer companies and we refer to this data a reference for compensation information. The following companies were included in the POZEN peer group for purposes of compensation benchmarking:

Adolor Corporation	Onyx Pharmaceuticals, Inc.
AtheroGenics, Inc.	Pain Therapeutics, Inc.
Biocryst Pharmaceuticals Inc.	Progenics Pharmaceuticals, Inc.
Dendreon Corporation	Salix Pharmaceuticals, Ltd.
Entremed, Inc.	Santarus, Inc.
Geron Corporation	Targacept, Inc.
Insmed, Incorporated	Telik, Inc.
Inspire Pharmaceuticals, Inc.	Trimeris Inc.
Northfield Laboratories Inc.	Vical, Incorporated
NPS Pharmaceuticals, Inc.	Neurogen Corporation
Nuvelo, Inc.

These companies were selected based on the following criteria:

•	Late stage of product development
•	Market caps between $200 and $800 million
•	Fewer than 300 employees

  Aon has also served as an advisor to the Compensation Committee in 2007 and 2008 in connection with the compensation decisions for the executive officers. The Committee expects to conduct an updated and full analysis of executive compensation by the end of 2008, which will include a review of and adjustment to the group of peer companies.

What we reward

Our executive compensation program is designed to reward achievement of annual and long-term corporate goals, as well as individual goals that are supportive of our corporate goals and strategic objectives. Our executive management establishes and submits annual corporate goals for the year to our Board for approval. These annual business goals are based on calendar year objectives that are specific and measurable, and align with our longer term strategic direction. The goals represent important corporate achievements and value drivers of POZEN, and generally involve progressing specific product candidates in the product development pipeline, achieving a product regulatory approval, or pursing collaborations with commercial partners. The Compensation Committee uses its discretion to evaluate achievement of these goals, along with completion of strategic activities and individual performance, in determining annual adjustments to compensation and annual awards for our executive officers. The Compensation Committee recognizes that internal, external and other extraordinary factors may lead to adjustments of corporate efforts that may not be reflected in our annual Board-approved corporate goals; therefore, the Compensation Committee uses its judgment in completing a thorough review of annual corporate and personal performance before the annual awards are approved.

Our compensation program is designed to provide higher levels of pay when executive and organizational performance exceeds the performance standards. Likewise, individual and organizational performance that falls short of the approved standards will result in payments and overall compensation that are at the lower end of competitive market targets. Our compensation programs are designed not only to reward past performance, but to provide incentives for continued high levels of executive performance, particularly through the multi-year vesting of our equity awards. We also consider the use of special one-time incentive programs for longer term, key objectives, such as the Treximet option program which was implemented in 2005. Individual executives are reviewed annually to assess performance against their goals. We are guided by the overarching principle that the highest comparative levels of compensation should be paid to our highest performing executives.

We believe that the mix of salary and potentially significant variable cash and equity-based incentives that we employ in our executive compensation programs motivates our executive officers to work to build long-term value for our stockholders. The Compensation Committee believes that, based on its evaluation, the compensation paid to our executive officers, as reported in this CD&A and the compensation tables included in this proxy statement, is fair and reasonable.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee is responsible for making all compensation decisions for our executive officers. Dr. Plachetka, our CEO, annually reviews the performance of each of our other executive officers and makes recommendations regarding their compensation to the Compensation Committee. The annual goal setting process for our executive officers other than our CEO involves establishing performance criteria supportive of our annual corporate goals and includes elements of participation and refinement by our executive officers, with final agreement by our CEO. Each executive officer’s goals are designed to require significant effort, cooperation and effectiveness in business plan execution in order achieve the performance standards. In evaluating our executive officers other than the CEO, the Compensation Committee relies in part on the input and recommendations of our CEO. In evaluating our CEO’s compensation, the Compensation Committee considers, among other factors, an annual self assessment submitted by our CEO, as well as a thorough review of corporate performance. Dr. Plachetka is not present during the Compensation Committee’s deliberations or determinations of his compensation.

Elements of Compensation

The primary components of our executive compensation program are:

•	base salary;
•	annual cash incentives;
•	long-term incentives; and
•	benefits.

In addition, employment agreements with each of our executive officers provide for potential payments upon certain terminations of employment and upon a change of control of our company. Each of the four principal elements of our executive compensation program is discussed in the following paragraphs. The employment agreements are described in the narrative accompanying the Summary Compensation Table and Grants of Plan-Based Awards Table that are included in this proxy statement and the section of this proxy statement beginning on page 31 entitled “Potential Payments on Termination and Change of Control”. The Compensation Committee believes that each of these compensation elements complements the others and that together they serve to achieve our compensation objectives.

In compensating our CEO and our other executive officers, the Compensation Committee seeks to ensure stockholder alignment by providing competitive base salaries targeted at the median of the peer group; annual performance-based cash bonuses targeted at the median of the peer group; and longer-term awards under our equity-based incentive programs that are also targeted at the median of the peer group. The Compensation Committee, in conjunction with management, continues to review the level of current equity compensation and alternative equity compensation strategies to determine if changes or alternatives are more appropriate given POZEN’s stage of development and changes to the competitive landscape.

Although all of our full time, regular salaried employees are eligible to receive cash bonuses and stock options or other equity-based compensation and this general compensation philosophy applies throughout the organization, our CEO and other executive officers have a higher percentage of their total compensation at risk, as they have greater responsibility for and a more direct impact on overall corporate results. The compensation tables included in this proxy statement detail approximate base salary versus variable compensation splits of approximately 25% / 75% to 40% / 60% for the CEO and other executive officers. In making decisions that result in this allocation, the Compensation Committee relies in part upon advice from its independent consultants.

Base salary

We believe that the base salary of our CEO and other executive officers should provide a level of assured cash compensation that is commensurate with their senior professional status and career accomplishments. Accordingly, their base salaries are designed to be competitive with similar positions within the biopharmaceutical industry. In addition to the peer group analyses undertaken by the Compensation Committee as described above, we participate in and subscribe to a large, validated annual salary survey of life science companies. The Compensation Committee relies on these tools to set base salaries for our executive officers that are benchmarked to competitive market pay practices.

Base salary adjustments include a combination of cost-of-living and merit increases, based on the executive’s performance of his or her key responsibilities and duties, and were previously approved and communicated in December of each year to take effect on January 1st of the following year. Beginning in 2008 and applicable to 2007 performance, the Company moved conduct of performance evaluations to January and implementation of the Compensation Committee’s decisions on cost of living and merit increases to mid March to allow for evaluation of the entire year, including the Company’s financial performance. The Compensation Committee considers each executive officer’s self assessment of annual performance in its base salary review process and takes into account the CEO’s assessment of and recommendations with respect to each of the other executive officers.

During the fiscal year ended December 31, 2007, Dr. Plachetka received a base salary of $488,478, which represented an approximate 5.1%% increase over his base salary in 2006. Our other executive officers received salary adjustments of between 3.1% and 5.2%. The average raise amounts of comparable companies based on the survey data to which we subscribe was in the 4-5% range.

Annual cash incentives

The Compensation Committee’s practice is to award annual cash bonuses to our CEO and our other executive officers on a discretionary basis based on a review of corporate and individual performance objectives. Our executive officers have the opportunity to earn an annual incentive cash bonus that is calculated as a percentage of the executive’s annual base salary. Our CEO’s target bonus level, as specified in his employment agreement, is 65% of base salary. The bonus target level for each of the other executive officers for 2007 was 40% of base salary. Bonuses have historically been approved and communicated in December of each year in recognition of the achievement of goals and other contributions during the year and usually have been paid after year-end, but beginning in 2008 and applicable to 2007 performance, the Company annual performance evaluations to January and implementation of the Compensation Committee’s decisions on employee bonuses to mid March to allow for evaluation of the entire year, including the Company’s financial performance. If warranted in special circumstances, individual one-time discretionary bonuses may also be awarded during the course of the year.

In considering annual bonuses, the Compensation Committee evaluates the annual performance of the CEO and each of the other executive officers, focusing on the executive’s performance in his or her area or areas of functional responsibility as well as the achievement of our annual corporate goals and other significant corporate accomplishments. With respect to the executive officers other than the CEO, the bonus is also based on achievement of the executive’s individual goals for the year, which may include individual development goals designed to facilitate professional growth and succession planning. The Compensation Committee also takes into account the recommendations of the CEO in determining the bonuses for our other executive officers. Annual bonuses are utilized to drive annual performance based upon the establishment and agreement of annual goals. The level of the bonus may also be impacted by other accomplishments during the year.

For 2007, our CEO was awarded a cash bonus of $254,009 which represented 80% of his targeted bonus opportunity. The cash bonus was awarded in recognition of Dr. Plachetka’s contributions and leadership during the year, including his role as principal scientific innovator. The Compensation Committee considered a variety of factors in awarding the bonus, including Dr. Plachetka’s efforts with respect to renegotiating our licensing agreement with AstraZeneca, his scientific contributions to the Treximet, PN and PA development programs, and his success in motivating and retaining key personnel.

Our other executive officers were awarded annual bonuses for fiscal 2007 performance, as follows:

William L. Hodges	$82,941 (80% of base pay)
Marshall E. Reese	$87,900 (70% of base pay)
Gilda M. Thomas	$76,800 (80% of base pay)

The Compensation Committee approved these discretionary bonuses in recognition of the accomplishment of, or significant progress toward, corporate goals in the areas of clinical and regulatory milestones related to Treximet, PN, PA and our other product candidates, the achievement of certain business development objectives, including the execution of an amendment to the licensing agreement with AstraZeneca, completion of 2007 strategic activities, as well as the individual executive officer’s performance in his or her areas of functional responsibility and accomplishment of individual goals. The discretionary bonuses described above, including the bonus to Dr. Plachetka, represents no more than 80% of our executive officers targeted bonus opportunities, in recognition of the fact that the FDA did not approve Treximet on or before December 31, 2007.

Ms. Adomonis did receive a payment of $75,000 in January 2007, which constituted the fourth of four equal pro rata payments under a special bonus awarded by our Board in 2003 in recognition of her contributions in connection with our collaboration and licensing agreement with GSK. The bonus vested and was payable each January 1st over four years commencing in 2004, subject to continued employment.

Equity and other long-term incentive compensation

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and we and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FAS 123R that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (RSUs) or other stock-based vehicles. We and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices.

In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards. For example, due in part to his significant ownership of our stock, the Compensation Committee has determined that long-term incentive awards to our CEO may include a non-equity component, or may be paid wholly in cash, as determined by the Compensation Committee.

Stock options and other long-term equity incentive awards are made under our 2000 Equity Compensation Plan. Stock options generally have a ten-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been 25% annually over four years from the date of grant. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an annual target option or long-term incentive award opportunity. The actual amount of the annual option grant or other long-term incentive award for each of our executive officers is determined on a discretionary basis by the Compensation Committee. In determining the amount of the awards, the Compensation Committee evaluates factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as progression of our drug development pipeline, licensing deals, regulatory approval and stock price movement relative to our peers, execution of and/or progress toward fulfilling our long-term strategic plan, as well as the executive’s performance and contribution to our annual and long-term strategic goals. The Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards, which may include special one-time awards such as the Treximet performance-based options awarded in January 2005 to all of our employees, including our executive officers.

All employees, including our executive officers, are also eligible for annual awards granted in recognition of individual and corporate performance during the year. These discretionary annual stock options have historically been granted to all employees early in January of the following year. In accordance with that practice, our executive officers, other than our CEO, were granted stock options in January 2007 after reviewing 2006 performance and our CEO was granted a long-term incentive award in February 2007 consisting of a mix of cash, options and restricted stock units. After reviewing 2007 performance, our executive officers were granted options in March 2008, and our CEO was granted a long-term incentive award consisting of a mix of cash and stock options. The options granted in 2007 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this proxy statement; the awards granted in 2008 will appear in next year’s proxy statement.

2007 Awards. In February 2007, after a review of performance in 2006 and in accordance with the principles outlined above, the Compensation Committee awarded our CEO a long-term incentive award of $1,000,000, which vests 33% per year on January 1st over 3 years, and 38,500 options and 6,200 restricted stock units, both of which vest 25% per year on January 1st over 4 years. Twenty-five percent of each of these awards were contingent on Treximet receiving FDA approval by December 31, 2007. Therefore, each of these awards have been reduced by 25% because Treximet did not receive FDA approval by the time specified. The long-term awards detailed in the compensation tables reflect the reduced amounts of $750,000; stock options of 28,875 and restricted stock units of 4,650. Our CEO fills the roles of Chairman of the Board, president and chief scientific officer as well as being an inventor on most of POZEN’s patents. The Compensation Committee considered these factors and the CEO’s significant contributions to the Company in 2006 in approving the award. The Compensation Committee also awarded an aggregate of 225,000 options in January 2007 to our other executive officers, after reviewing 2006 performance and based on a 75,000 share target stock option award for each of those executive officers for the year. Dr. Reese also had a portion of his stock option contingent on approval of Treximet by December 31, 2007. Accordingly 50% of Dr. Reese’s option to purchase 60,000 shares of common stock was forfeited at the end of 2007. The option vests 25% annually over four years and has a ten-year term. This option is also reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table included in this proxy statement.

2007 Changes to Equity Awards Program. In March 2007, the Compensation Committee approved recommendations by management to adjust downward the option target levels for certain employee awards, including for our executive officers other than our CEO, to more closely align with our peer group. The Compensation Committee also approved management’s recommendations to modify certain aspects of our employee equity awards program. These modifications included extending the time during which employees may exercise vested options following termination of employment (other than termination for cause) from 90 days to one year for future options. In addition, the Compensation Committee approved a retirement program under which the Compensation Committee may accelerate an employee’s unvested options and extend the exercise period of currently outstanding options upon retirement if the employee has been employed by us for ten or more years and is 55 years old or older. The Compensation Committee believes that these modifications are in line with competitive practices and that the changes to the employee equity awards program will enhance POZEN’s ability to continue to attract and retain high quality talent.

Procedures and Policies for Granting Equity-based Awards

As described above, the Compensation Committee approves the grant of all stock options and other awards to our CEO and other executive officers, as well as to the non-employee members of our Board. New-hire grants for our executive officers are approved by the Compensation Committee prior to employment and are granted on the date of hire. Gilda M. Thomas was hired January 7, 2007 as our Senior VP and General Counsel and received 40,000 stock options on her hire date. Ms. Thomas was not a named executive officer in 2007 but was designated an executed officer by the Board in February 2008 in recognition of her assumption of additional responsibilities and decision making authority. We are therefore including the compensation of Ms. Thomas in this proxy. Annual option awards to our executive officers, as well as to all employees, have historically been granted on the first business day in January, following a meeting by the Compensation Committee in December to approve the annual grants and to set the grant date. In 2007, the Compensation Committee made a decision to move the grant date for future employee option grants to mid-March, following the year under review in order to allow more time to review the entire year, including the financial results of the Company. This change took effect for our review of the 2007 year; therefore the 2008 options were granted on March 14, 2008. In cases where options are granted as a result of certain material achievements, such grants are issued no earlier than two days after the public announcement of the material information. In all cases, stock options are granted at exercise prices equal to the closing price of our stock as reported on NASDAQ on the date of grant.

As permitted under our 2000 Equity Compensation Plan, the Compensation Committee has delegated to our CEO the authority to grant up to a specified aggregate number of stock options in two circumstances:

•	option grants to non-executive officer employees in connection with their year-end performance reviews; and
•	initial option grants to new non-executive officer employees upon commencement of employment in accordance with a specified schedule of numbers of options per grant, based on hiring position.

These options are granted at an exercise price equal to the closing price of our common stock on the grant date and on vesting and other terms consistent with standard forms of option agreement approved for use under our 2000 Equity Compensation Plan. Any grants at levels above the schedule or otherwise not on such authorized terms must be approved by the Compensation Committee.

Benefits; Perquisites

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular full-time employees.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in 2007 we matched all employee contributions at 50% up to the IRS imposed limit. The IRS maximum allowable contribution in 2007 was $15,500, with an additional $5,000 allowed for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to two times the employee’s annual base salary.

Perquisites

We provide certain additional perquisites to our CEO. These perks include the payment of life and disability insurance premiums above the level provided to our other employees, and reimbursement of certain expenses associated with our CEO’s tax and estate planning, his employment agreement and the administration of his Rule 10b5-1 trading plan. The aggregate compensation value of these benefits was $19,576 in 2007 and is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Post-employment Benefits

We do not offer post-employment health or life insurance to our executive officers other than to the extent such benefits are payable pursuant to their employment agreements as described below under “Severance and Change of Control Benefits”.

Severance and Change of Control Benefits

We believe that providing reasonable severance benefits to our executive officers upon a change of control event or in the context of termination by us without cause or by the executive for good reason (as defined in their employment agreements) is an important part of maintaining a competitive executive compensation program and contributes to our ability to attract and retain high quality executives. In part, this reflects our recognition that it may be difficult for a senior executive to find a comparable position in a relatively short period of time following termination of employment. We also believe that providing reasonable protections to our executive officers in the event of a change of control is helpful in aligning our executives’ interests with those of our stockholders in the event a potential change of control situation should occur.

We maintain certain plans and have entered into employment agreements with our executive officers that require that we provide severance and related benefits in the event of a termination of employment or a change of control. In connection with negotiating these provisions in our executives’ employment agreements, the Compensation Committee received advice from its consultants as to practices and levels of such benefits among comparable companies. These provisions and benefits, as well as an estimate of the dollar value of these benefits that would be payable to our executive officers under specified assumed conditions, are described in the section of this proxy statement beginning on page 31 entitled “Potential Payments on Termination and Change of Control.”

Tax and Accounting Implications

In setting elements of compensation, the Compensation Committee considers the impact of the following tax and accounting provisions:

•
Section 162(m). In making compensation decisions, the Compensation Committee is mindful of the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the Code), which generally disallows a tax deduction to public companies for certain compensation over $1 million paid in any year to its CEO and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Compensation Committee generally seeks, where feasible, to structure the incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of Section 162(m). However, the Compensation Committee may elect to make awards that are subject to the Section 162(m) limit, such as restricted stock units or cash awards, when it believes that such awards are appropriate to attract and retain top-quality executives or otherwise achieve our compensation objectives.

•
Section 409A. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Code Section 409A in determining the form and timing of compensation awarded to our executives.

•
Sections 280G and 4999. Our employment agreements with our executive officers provide for tax protection in the form of a gross-up payment to reimburse the executive for certain excise taxes imposed under Section 4999 of the Internal Revenue Code as well as additional taxes resulting from such reimbursement. Section 4999 imposes a 20% excise tax on each executive who receives “excess parachute payments” in connection with a change of control, and Section 280G disallows the tax deduction to the company of any amount of an excess parachute payment that is contingent on a change of control. Payments as a result of a change of control that exceed three times the executive’s base amount (the average annualized taxable compensation for the five preceding years) may be considered excess parachute payments, and the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives whose employment terminates in connection with a change of control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination benefits for our executive officers. We believe the provision of tax protection for excess parachute payments for our executive officers is consistent with market practice and is a valuable executive attraction and retention incentive.

•
Accounting Rules. Various rules under generally accepted accounting practices determine the manner in which grants for equity-based and other compensation are accounted for in our financial statements. In the first quarter of 2006, we began expensing equity awards in accordance with SFAS 123R. Among the factors it considers when making compensation decisions for our executive officers, the Compensation Committee takes into account the accounting treatment under SFAS 123R of equity-based and alternative forms of compensation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by or, with regard to stock awards and options, the amount expensed by POZEN during the fiscal years ended December 31, 2007 and 2006 for, our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non Equity Incentive Plan Compensation	All Other Compensation ($) (4)	Total ($)
John R. Plachetka, Pharm.D., President and Chief Executive Officer	2007	$ 488,478	$ 254,009 (5)	$ 17,180	$ 797,369	$ 250,000	$ 19,576 (6)	$ 1,826,612
	2006	$ 464,815	$ 470,250 (5)	$ 400,391	$ 1,299,130		$ 29,691 (6)	$ 2,664,277
William L. Hodges, Chief Financial Officer, Senior Vice President, Finance and Administration	2007	$ 259,191	$ 82,941 (7)	--	$ 510,410		$ 10,250	$ 862,792
	2006	$ 246,403	$ 133,706 (7)		$ 339,191		$ 10,000	$ 729,300
Kristina M. Adomonis, Senior Vice President, Business Development	2007	$ 40,039	$ 75,000 (8)	--			$ 3,418	$ 118,457
	2006	$ 227,329	$ 401,831 (8)		$ 529,380		$ 10,000	$ 1,168,540
Marshall E. Reese, Ph.D., Executive Vice President, Product Development	2007	$ 313,928	$ 87,900 (9)	--	$ 329,250		$ 10,250	$ 741,328
	2006	$ 304,331	$ 113,012 (9)	--	$ 382,771		$ 10,000	$ 810,114
Gilda M. Thomas Sr. Vice President & General Counsel	2007	$ 238,069	$ 76,800 (10)	--	$ 130,600		$ 8,097	$ 453,566

(1)	Reflects discretionary bonuses accrued during the indicated year.

(2)
The amount included in this column is the dollar amount of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2007 and December 31, 2006 from restricted stock unit awards granted in 2004 and in 2007. The restricted stock units granted in 2004 vest in three equal annual installments, commencing with an initial vesting date of January 1, 2005 and, for the restricted stock units granted in 2007, in four equal annual installments, an initial vesting date of January 1, 2008. Vesting may accelerate in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan, and are payable in shares of common stock, to the extent vested, when Dr. Plachetka ceases to be employed by, or provide service to POZEN. Dividends will not be paid on the restricted stock units; however, the number and kind of restricted stock units may be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN. Pursuant to SEC rules, this amount excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating this dollar amount, see Note 7 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and December 31, 2006, as filed with the SEC.

(3)
The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by POZEN for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2007 and December 31, 2006, and thus include amounts from option awards granted in and prior to the indicated year. Pursuant to SEC rules, the amounts in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used in calculating these dollar amounts, see Note 7 to POZEN’s audited financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and December 31, 2006, each as filed with the SEC. See the Grants of Plan-Based Awards table for additional information on awards made to the named executive officers in 2007. Of the aggregate 2007 expense amounts listed in this column, the amounts recognized from separate grants awarded in 2004, 2005, 2006 and 2007, as applicable, are as follows:  Dr. Plachetka ($429,500, ($50,605), $336,234 and $82,240, respectively); Mr. Hodges ($105,200, ($38,078), $149,438 and $293,850, respectively); Ms. Adomonis (no amounts due to all unvested options being forfeited upon her resignation from the Company in June 2007); Dr. Reese ($185,250,  ($103,388), $149,438 and $97,950, respectively) and Ms. Thomas ($130,600 in 2007 only). Negative amounts related to 2005 expense amounts result from the forfeiture of 2005 Treximet grants. These amounts reflect POZEN’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.

(4)	For each named executive officer other than Dr. Plachetka, the amounts shown in this column reflect an employer matching contribution to 401(k) plan.

(5)	This amount includes the following:
•
2007: (1) an annual bonus in the amount of $254,009, awarded in recognition of performance in 2007, and (2) a $75,075 bonus forfeiture representing the 25% of the 2006 performance award which was contingent upon POZEN’s receiving final approval from the FDA for Treximet on or before December 31, 2007 (see the following 2006 descriptions).

•
2006: (1) a bonus in the amount of $169,950 paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca; and (2) an annual bonus in the amount of $300,300 awarded in recognition of performance in 2006, of which 75% was paid in February 2007. Payment of the remaining 25% was contingent upon POZEN’s receiving final approval from the FDA for Trexima on or before December 31, 2007.

(6)	This amount includes the following:
•
2007: $10,250 in employer matching contribution to 401(k) plan; $4,746 for payment of supplemental life and disability insurance premiums; and $4,580 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services.

•
2006: $10,000 in employer matching contribution to 401(k) plan; $4,778 for payment of supplemental life and disability insurance premiums; and $14,913 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services.

(7)	This amount includes the following:
•	2007: an annual bonus in the amount of $82,941, awarded in recognition of performance in 2007,
•
2006: $117,206 annual bonus awarded in recognition of performance in 2006 and paid in January 2007; and a $16,500 bonus paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca.

(8)	This amount includes the following:
•	2007: $75,000 representing the 2007 pro rata amount of a bonus granted in 2003 which vests 25% annually over four years on January 1 of each year,
•
2006: $90,111 annual bonus awarded in recognition of performance in 2006 and paid in January 2007; $75,000 representing the 2006 pro rata amount of a bonus granted in 2003 which vests 25% annually over four years on January 1 of each year, commencing January 1, 2004; a $56,320 bonus paid in August 2006 upon the achievement of business development objectives specified in 2005, and a $180,400 bonus paid in September 2006 in recognition of special contributions in connection with the negotiation of the collaboration agreement with AstraZeneca.

(9)	This amount includes the following:
•
2007: (1) an annual bonus in the amount of $87,900, awarded in recognition of performance in 2007, and (2) a $48,256 bonus forfeiture representing the 50% of the 2006 performance award which was contingent upon POZEN’s receiving final approval from the FDA for Treximet on or before December 31, 2007 (see the following 2006 descriptions).

•
2006: $16,500 bonus paid in September 2006 in recognition of contributions in connection with the negotiation of our collaboration agreement with AstraZeneca; and a $96,512 annual bonus awarded in recognition of performance in 2006, of which 50% was paid in January 2007. Payment of the remaining 50% was contingent upon POZEN’s receiving final approval from the FDA for Trexima on or before December 31, 2007.

(10)	This amount includes the following:
•	2007: an annual bonus in the amount of $76,800, awarded in recognition of performance in 2007.

Grants of Plan-Based Awards in 2007

The following table provides additional information about awards granted to our named executive officers in 2007.

Name	Grant Date	Date of Board/ Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards $/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
John R. Plachetka, Pharm.D.	2/14/07	2/14/07		28,875 (3)	$16.89	$375,953
	2/14/07	2/14/07	4,650(4)		$16.89	$78,539
William L. Hodges	1/3/07	1/3/07	---	90,000 (3)	$16.90	$1,175,400
Kristina M. Adomonis	1/3/07	1/3/07	---	75,000 (3)	$16.90	$979,500
Marshall E. Reese, Ph.D.	1/3/07	1/3/07	---	30,000 (3)	$16.90	$391,800
Gilda M. Thomas	1/8/07	1/8/07	---	40,000 (5)	$16.18	$523,600

(1)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.

(2)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with FAS 123R and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 7 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC.

(3)
Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting dates occurring on the one-year anniversary of the respective dates of grant. The options were awarded after reviewing performance during 2006.

(4)
The stock award was granted under our 2000 Equity Compensation Plan and vest in four equal annual installments, an initial vesting date of January 1, 2008. Vesting may accelerate in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan, and are payable in shares of common stock, to the extent vested, when Dr. Plachetka ceases to be employed by, or provide service to POZEN.

(5)
This option represents a sign-on option grant that was awarded to Ms. Thomas on her first day of employment. Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting dates occurring on the one-year anniversary of the respective dates of grant.

Employment Agreements

During 2007, each of our named executive officers was employed pursuant to employment agreements with us. Each employment agreement specifies, among other things, the named executive officer’s initial base salary, bonus opportunity, entitlement to participate in our benefits plans and post-termination benefits and obligations. The post-employment benefits are described in the section entitled “Potential Payments upon Termination or Change of Control” appearing beginning on page 31 of this proxy statement.

Dr. Plachetka’s agreement has an initial term of three years and automatically renews for successive one-year periods thereafter unless either party provides at least six months’ notice of its intention not to renew the agreement. Under the agreement, Dr. Plachetka is entitled to an annual base salary of at least $462,000 effective as of January 1, 2006. Annual increases, if any, are to be made based on performance and in the sole discretion of our Board or the Compensation Committee. Under the terms of the agreement, Dr. Plachetka is eligible to receive an annual cash incentive bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of sixty-five percent (65%) of Dr. Plachetka’s annual base salary. Dr. Plachetka is also eligible to receive annual awards under a long-term incentive program with a target value of $1,700,000 for the first year of the agreement, subject to annual review by the Compensation Committee. Awards under the long-term incentive program are based on performance and made in the discretion of the Compensation Committee. The agreement also provides for the payment by the Company of certain life and disability insurance premiums and the reimbursement of certain estate, tax and legal expenses relating to the agreement, and expenses relating to the establishment and administration of a Rule 10b5-1 securities selling program, incurred by Dr. Plachetka, up to a maximum reimbursement of $45,000 per year.

Our employment agreements with Mr. Hodges, Dr. Reese and Ms. Thomas have initial terms of one year. Ms. Adomonis resigned in June 2007 and her employment agreement was terminated. Each agreement automatically renews for successive one-year terms after the expiration of the initial term, unless either party to the agreement terminates the agreement. The agreements specify initial annual base salary amounts that are subject in each case to performance and merit-based increases, as determined by the Compensation Committee. The executives are eligible to receive annual bonuses of up to 40% of base salary, to be awarded as determined by and in the discretion of the Compensation Committee.

Outstanding Equity Awards at December 31, 2007

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John R. Plachetka, Pharm.D.	137,500	---	---	$ 6.60	4/25/2011	---	---
	93,750	---	---	$ 5.20	1/2/2012	---	---
	187,500	---	---	$ 5.18	1/2/2013	---	---
	150,000	50,000	---	$10.19	1/2/2014	---	---
	70,312	70,313	---	$ 7.06	1/3/2015	---	---
	42,187	126,563	---	$10.52	1/3/2016	---	---
	---	28,875	---	$16.89	2/14/2017	---	---
	---	---	---	---	---	4,650 (3)	55,800 (4)
William L. Hodges	55,500	20,000	---	$ 6.24	8/2/2014	---	---
	15,625	15,625	---	$ 7.06	1/3/2015	---	---
	18,750	56,250	---	$10.52	1/3/2016	---	---
	---	90,000	---	$16.90	1/3/2017	---	---
Marshall E. Reese, Ph.D.	75,000	25,000	---	$ 8.88	10/18/2014	---	---
	18,750	56,250	---	$10.52	1/3/2016	---	---
	---	30,000	---	$16.90	1/3/2017	---	---
Gilda M. Thomas	---	40,000	---	$16.80	1/8/2017	---	---

(1)
Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting date occurring on the one-year anniversary of the respective date of grant.

(2)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.

(3)
Represents the unvested portion of 4,650 restricted stock units awarded to Dr. Plachetka in February 2007. The restricted stock units vest in four equal annual installments, commencing with an initial vesting date of January 1, 2008, and in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan. The shares of common stock represented by the RSUs, once vested, are payable when Dr. Plachetka ceases to be employed by or perform services for POZEN. No dividends are payable on the restricted stock units; however, the restricted stock units will be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN.

(4)	Calculated by multiplying the closing market price of POZEN’s common stock on December 31, 2007 by the unvested number of restricted stock units.

Option Exercises and Stock Vested in 2007 Fiscal Year

The following table provides information regarding our named executive officers’ exercise of stock options and vesting of restricted stock awards during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John R. Plachetka, Pharm.D.	---	---	32,712	$552,833
William L. Hodges	---	---	---	---
Kristina M. Adomonis (3)	178,855	$1,423,672	---	---
Marshall E. Reese, Ph.D.	---	---	---	---
Gilda M. Thomas	---	---	---	---

(1)
Calculated based on the closing market price of POZEN’s common stock on the respective date of exercise less the exercise price for such shares, but excluding any tax obligation incurred or other payment made in connection the exercise

(2)
Represents the value of restricted stock units that vested during 2007. Dr. Plachetka was awarded 98,135 restricted stock units in May 2004, which vest in three equal annual installments on January 1, 2005, January 1, 2006 and January 1, 2007. Calculated by multiplying the number of shares represented by the restricted stock units by the market price of POZEN’s common stock on January 3, 2007, the first trading date on NASDAQ following the vesting date.

(3)
Ms. Adomonis resigned from the Company on June 9, 2007 after being away from the Company for an extended period of time for health reasons. All exercises of stock options were made after her resignation from the Company.

Pension Benefits For 2007 Fiscal Year

The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2007 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation For 2007 Fiscal Year

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not have any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

Upon termination of employment or a change of control, our named executive officers are entitled to certain compensation and benefits under the terms of their employment agreements, as well as other plans and arrangements provided by us. The tables below list the potential compensation payable to each named executive officer under various hypothetical termination scenarios. The discussion and the amounts shown in the tables assume that the termination or change of control took place on December 31, 2007, and thus include amounts earned through such time, and assume that the price per share of our stock was the closing market price on December 31, 2007 ($12.00). The amounts shown are estimates of the amounts that would be paid out to the executive officers. The amounts that the executive officers would receive in an actual termination or change of control can only be determined at the time the event occurs.

John R. Plachetka

The following table describes the potential payments upon termination or a change of control for John R. Plachetka, Pharm.D., our president and chief executive officer (CEO).

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Not Following a Change of Control	Change of Control (Voluntary Termination for Good Reason)	Change of Control (Termination Without Cause or Non-Renewal of Contract)	Change of Control (No Termination)
Compensation:
Salary Continuation (1x or 2x) (1)	$0	$976,956	$0	$0	$488,478	$976,956	$0
Bonus (1x or 2x) (2)	$0	$483,652	$241,826	$0	$241,826	$483,652	$0
Stock Options – Accelerated (3,4)	$0	$326,609 (3)	$0	$0	$625,160 (4)	$625,160 (4)	$625,160 (4)
Restricted Stock Units (5)	$0	$0	$0	$0	$55,800	$55,800	$55,800
Benefits and Perquisites
Health Care Continuation (6)	$0	$16,758	$0	$0	$16,758	$16,758	$0
280G Tax Gross Up (7)	$0	$0	$0	$0	$0	$0	$0

(1)	Annual 2007 base salary was $488,478.

(2)
The bonus component is based on the annual bonuses for 2006 and 2007 and excludes special bonuses made during those years. The reported amount is calculated as two times the average annual bonuses awarded to Dr. Plachetka over the previous two years. The average of the annual bonuses paid in 2006 ($258,426) and 2007 ($225,225) is $241,826.

(3)
The $326,609 represents options on 134,563 shares that would otherwise vest in 2008. The aggregate value reported is based on the spread between the closing stock market price of $12.00 on December 31, 2007 and the exercise price of the options, which varies between $7.06 and $16.89.

(4)
Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Plachetka as of December 31, 2007 would vest. The $625,160 represents options on 275,751 shares that would otherwise vest in 2008, 2009, 2010 and 2011. The aggregate value reported is based on the spread between the closing stock market price of $12.00 on December 31, 2007 and the exercise price of the options, which varies between $7.06 and $16.89.

(5)
This number assumes that all outstanding unvested restricted stock units held by Dr. Plachetka as of December 31, 2007 would vest (see note 4 above). The reported value for the restricted stock units is equal to 4,650 underlying shares times the closing market stock price of $12.00 on December 31, 2007.

(6)
Dr. Plachetka is entitled to continue participation in our health and dental plan for 18 months after termination, or, alternatively POZEN will reimburse him for its share of COBRA premiums for such health and dental benefits for a period of 18 months. The reported amount assumes that we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2007 for 18 months.

(7)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Dr. Plachetka. The reported numbers assume a December 31, 2007 closing stock price of $12.00.

William L. Hodges

The following table describes the potential payments upon termination or a change of control of POZEN for William L. Hodges, Senior Vice President and chief financial officer.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary (1)	$0	$259,191	$0	$0	$259,191	$0
Bonus (2)	$0	$105,561	$0	$0 0	$105,561	$0
Stock Options – Accelerated (3)	$0	$0	$0	$0	$275,638	$275,638
Benefits and Perquisites
Health Care Continuation (4)	$0	$8,552	$0	$0	$8,552	$0
280G Tax Gross Up (5)	$0	$0	$0	$0	$0	$0

(1)	Annual 2007 base salary was $259,191.

(2)
The bonus component is based on the annual bonuses for 2006 and 2007 and excludes special bonuses made during those years. The reported amount is calculated as the average annual bonuses awarded to Mr. Hodges over the previous two years. The average of the annual bonuses paid in 2006 ($93,916) and 2007 ($117,206) is $105,561.

(3)
Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Mr. Hodges as of December 31, 2007 would vest. The $275,638 represents options on 181,875 shares that would otherwise vest in 2008, 2009, 2010 and 2011. The aggregate value reported is based on the spread between the closing stock market price of $12.00 on December 31, 2007 and the exercise price of the options, which varies between $6.24 and $16.90.

(4)
Mr. Hodges is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2007 for 12 months.

(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Mr. Hodges. The reported number assumes a December 31, 2007 closing stock price of $12.00.

Marshall E. Reese

The following table describes the potential payments upon termination or a change of control of POZEN for Marshall E. Reese, Executive Vice President, Product Development.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary (1)	$0	$313,928	$0	$0	$313,928	$0
Bonus (2)	$0	$82,128	$0	$0	$82,128	$0
Stock Options – Accelerated (3)	$0	$0	$0	$0	$161,250	$161,250
Benefits and Perquisites
Health Care Continuation (4)	$0	$0	$0	$0	$0	$0
280G Tax Gross Up (5)	$0	$0	$0	$0	$0	$0

(1)	Annual 2007 base salary was $313,928.

(2)
The bonus component is based on the annual bonuses for 2006 and 2007 and excludes special bonuses made during those years. The reported amount is calculated as the average annual bonuses awarded to Dr. Reese over the previous two years. The average of the annual bonuses paid in 2006 ($116,000) and 2007 ($48,256) is $82,128.

(3)
Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Reese as of December 31, 2007 would vest. The $161,250 represents options on 111,250 shares that would otherwise vest in 2008, 2009, 2010 and 2011. The aggregate value reported is based on the spread between the closing stock market price of $12.00 on December 31, 2007 and the exercise price of the options, which varies between $8.88 and $16.90.

(4)
Dr. Reese is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. As of December 31, 2007, Dr. Reese is not a participant in our health and dental plan. As a result, the reported amount assumes we have no obligation to provide continuing health and dental benefits to Dr. Reese after termination.

(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Dr. Reese. The reported number assumes a December 31, 2007 closing stock price of $12.00.

Gilda M. Thomas

The following table describes the potential payments upon termination or a change of control of POZEN for Gilda M. Thomas, Senior Vice President and General Counsel.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non-Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary (1)	$0	$240,000	$0	$0	$240,000	$0
Bonus (2)	$0	$0	$0	$0	$0	$0
Stock Options – Accelerated (3)	$0	$0	$0	$0	$0	$0
Benefits and Perquisites
Health Care Continuation (4)	$0	$10,093	$0	$0	$10,093	$0
280G Tax Gross Up (5)	$0	$0	$0	$0	$0	$0

(1)	Annual 2007 base salary was $240,000.

(2)
The bonus component is based on the annual bonuses for 2006 and 2007 and excludes special bonuses made during those years. Ms. Thomas was hired on January 8, 2007 and therefore did not receive any bonus payments in 2006 and 2007. As a result, the reported amount assumes we have no obligation to provide a bonus payment to Ms. Thomas after termination.

(3)
Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Ms. Thomas as of December 31, 2007 would vest. The $0 represents options on 40,000 shares that would otherwise vest in 2008, 2009, 2010 and 2011. The aggregate value reported is based on the spread between the closing stock market price of $12.00 on December 31, 2007 and the exercise price of the options, which is $16.18.

(4)
Ms. Thomas is entitled to continue participation in our health and dental plan for the shorter of one year or until she obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2007 for 12 months.

(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Ms. Thomas. The reported number assumes a December 31, 2007 closing stock price of $12.00.

Described below are the relevant contract, plan or arrangement terms which provide for the compensation and benefits set forth in the five preceding supporting tables. All assumptions apply to all tables unless specifically noted.

Base Compensation and Bonuses

Chief Executive Officer

Pursuant to his employment agreement, upon a termination without cause or a voluntary termination by John R. Plachetka, our CEO, for good reason (each as defined in his employment agreement), he is entitled to continue to receive annual salary for a period of two years following such termination. He is also entitled to receive a lump sum bonus equal to two times the average of the annual bonuses paid to him in the two prior years. Upon termination due to death or disability, he is entitled to receive a lump sum bonus equal to a pro rated amount of the average annual bonuses paid to him in the two prior years. Upon a termination by our CEO for good reason in connection with a change of control, he is entitled to receive annual salary for a period of one year following such termination and a lump sum bonus equal to the average of the annual bonuses paid to him in the two prior years.

Other Named Executive Officers

Pursuant to their employment agreements, upon a termination without cause or a voluntary termination by the executive for good reason (each as defined in their employment agreements), whether or not in connection with a change of control, our other current named executive officers are entitled to a lump sum payment equal to one year’s base salary plus the average annual bonus paid to them over the preceding two years.

Accelerated Vesting of Options and Other Stock-Based Awards

2000 Equity Compensation Plan

Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, all outstanding awards, including those held by our named executive officers, accelerate and become fully exercisable upon a change of control. Vesting of all outstanding stock options accelerates and the restrictions and conditions on all outstanding restricted stock, restricted stock units and other similar stock-based awards lapse and such awards become fully vested, payable or exercisable, as applicable. If, as a result of the change of control, we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding options that are not exercised are to be assumed by, or replaced with comparable options or rights by, the surviving corporation. The Compensation Committee may also take certain other actions as provided in the 2000 Equity Compensation Plan.

For purposes of the 2000 Equity Compensation Plan, a change of control is generally defined to include any of the following:

•	a person or entity becomes the owner of 50% or more of the voting power of the outstanding securities of POZEN;
•	the merger or consolidation of POZEN with another company where the stockholders of POZEN will not own shares entitling such stockholders to more than 50% of all votes;
•	the sale of substantially all the assets of POZEN; or
•	a liquidation or dissolution of POZEN.

Chief Executive Officer

Stock Options. Under his employment agreement, in the event of a termination of employment without cause by POZEN, or voluntary termination by the CEO for good reason, Dr. Plachetka will be entitled to accelerated vesting of any stock options which would otherwise vest during the 12 month period following the termination. For purposes of this analysis, based upon the assumed December 31, 2007 termination date, he would be entitled to vest upon such termination in any options which would otherwise vest prior to December 31, 2008. However, in the event of a change of control on December 31, 2007, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of the CEO’s options would become fully vested.

All of these options must be exercised within 90 days of the CEO’s termination of employment according to the terms of the applicable stock option agreements.

Restricted Stock Units. In 2007, our CEO was granted restricted stock units under our 2000 Equity Compensation Plan, payable in shares of common stock, to the extent vested, when the CEO terminates his employment with or service to POZEN. Upon a change of control, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, all of the CEO’s restricted stock units would become fully vested.

Other Named Executive Officers

In the event of a change of control on December 31, 2007, in accordance with the terms of our 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of these executive officers’ options would become fully vested. All of these options must be exercised within 90 days of the executive’s termination of employment according to the terms of the applicable stock option agreements.

General Release

Under the terms of our employment agreements with our named executive officers, payment of severance compensation and benefits upon termination of the executive’s employment without cause by POZEN, the executive’s voluntary termination for good reason or termination of the executive’s employment for good reason in connection with a change of control are subject to and conditioned upon the executive’s signing a general release with POZEN.

Termination without Cause or Upon Non-Renewal of Term and Termination for Good Reason

Our named executive officers will be entitled to certain benefits as described in the tables above if the executive officer’s employment is terminated by POZEN for reasons other than cause or by the executive officer for good reason.

Chief Executive Officer

For our CEO, a termination is for cause if the CEO:

•	Is convicted of, or pleas no contest to, any crime that constitutes a felony;
•	Commits an act of embezzlement, fraud or theft, or commits willful misconduct or dishonest behavior that is detrimental to the reputation, business or operations of POZEN;
•	Repeatedly fails or refuses to perform his reasonably assigned duties, which remains uncorrected 30 days after receiving written notice;
•	Fails to comply with the policies or directives of the Board of Directors; or
•	Violates the terms and conditions of his nondisclosure, inventions and non-solicitation agreement.

Our CEO may terminate his employment for good reason if:

•	POZEN reduces, or fails to pay when due, any salary or other benefits payable under the employment agreement;
•	His duties, responsibilities, title or authority are materially adversely changed or diminished;
•	POZEN materially breaches its obligations under the CEO’s employment agreement;
•	The CEO’s office is relocated to a location more than fifty miles from the current location;
•	The CEO is not elected, or is removed, as a director of POZEN, unless in connection with a change of control;
•	POZEN fails to obtain an acquiring company’s agreement to assume the CEO’s employment agreement; or
•	A change of control occurs and the CEO gives notification of his intention to terminate his employment (see discussion below).

Pursuant to his employment agreement, our CEO will be entitled to certain benefits as described in the table above if his employment agreement is not renewed, but only if such non-renewal occurs within 24 months following a change of control. The CEO is also entitled to certain benefits as described in the tables above if, within 60 days following a change of control event, he notifies us that he intends to terminate his employment and the effective date of such termination is not less than 90 days after the date of the notice. For purposes of the CEO’s employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan.

Other Named Executive Officers

For our other named executive officers, a termination is for cause if the executive:

•	Commits an illegal or dishonest act that is materially detrimental to POZEN;
•	Fails to carry out his assigned duties, which remains uncorrected 30 days after receiving written notice;
•	Fails to comply with the policies or directives of the Board of Directors;
•	Violates the terms and conditions of the employment agreement or his or her nondisclosure, inventions and non-solicitation agreement; or
•	Violates company harassment or discrimination policies.

These executives may terminate their employment for good reason if:

•	POZEN breaches its obligations under the executive’s employment agreement;
•	The executive’s duties and responsibilities are substantially reduced or diminished;
•	The executive’s office is relocated to a location more than fifty miles from the current location; or
•	A change of control occurs and the executive gives notification of his or her intention to terminate his employment (see discussion below).

Our other named executive officers will be entitled to certain benefits as described in the tables above if, within 60 days following the change of control event, the executive officer provides us with a notice of the officer’s intent to terminate his employment, and the effective date of such termination is not less than 60 days after the date of the notice. For purposes of these executives’ employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan. Our other executive officers will receive no severance benefits based solely on termination by non-renewal of their employment agreements at the end of their respective terms.

280G Tax Gross-up

Chief Executive Officer

Upon a change of control of POZEN, our CEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse our CEO for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes, in the circumstances described below. Pursuant to the terms of his employment agreement, our CEO is entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon him as a result of the change of control, any income and excise taxes imposed upon him as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed upon him as a result of POZEN’s reimbursement of such excise or income taxes. Notwithstanding the foregoing, if the total of all payments to which our CEO is entitled in connection with the change of control is less than 115% of the safe harbor under the applicable IRS regulations, then he is not entitled to a gross up payment and the amounts payable to him are reduced to the amount of the safe harbor. For this purpose, the safe harbor is an amount that is equal to 2.99 times the average annualized taxable compensation reported for the CEO over the five preceding years. For purposes of the 280G calculation reflected in the preceding table, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the CEO’s executing a noncompetition agreement. The payment of the 280G tax gross-up, if applicable, will be payable to our CEO for any excise tax incurred regardless of whether his employment is terminated.

Other Named Executive Officers

Upon a change of control of POZEN, our other named executive officers may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse these executive officers for all excise taxes that are imposed on them under Section 280G and any income and excise taxes that are payable by them as a result of any reimbursements for Section 280G excise taxes. These executive officers are entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon them as a result of the change of control, any income and excise taxes imposed on them as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed on them as a result of this reimbursement for excise or income taxes. For purposes of the 280G calculation reflected in the preceding tables, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the other executive officers’ executing a noncompetition agreement. The payment of the 280G tax gross-up will be payable to the executive for any excise tax incurred regardless of whether the executive’s employment is terminated.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the registered independent public accounting firm of Ernst & Young LLP as the independent auditors to examine POZEN’s financial statements for the fiscal year ending December 31, 2008 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. Ernst & Young LLP has served as our independent auditors since 1997. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees POZEN’s financial reporting process on behalf of the Board. Management is responsible for POZEN’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing POZEN’s financial statements in accordance with accounting principles generally accepted in the United States. POZEN’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.pozen.com.

The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that POZEN’s audited financial statements for 2007 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors their independence from POZEN and its management, including the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Finally, the Audit Committee has discussed with POZEN’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of POZEN’s internal control over financial reporting and the overall quality of POZEN’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that POZEN’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of POZEN’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors as described above and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that POZEN’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

Submitted by:
The Audit Committee of the Board of Directors

Arthur S. Kirsch, Chairman
Kenneth B. Lee, Jr.
Bruce A. Tomason

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP, our registered independent public accounting firm, in fiscal years 2006 and 2007. A description of these fees and services follows the table.

	2006	2007
Audit Fees	$312,000	$282,000
Audit Related Fees	$41,000	$25,000
Tax Fees	$4,000	--
All Other Fees	--	--
Total	$357,000	$307,000
_____________

Audit Fees. Fees for audit services included fees associated with the annual audit and the reviews of POZEN’s quarterly reports on Form 10-Q.

Audit-Related Fees. Fees for audit-related services in 2007 consisted of fees associated with the Form S-8 registration statement filed by POZEN with the SEC and accounting consultations in connection with revenue recognition determinations. Fees for audit-related services in 2006 consisted of accounting consultations related to compliance issues and related regulations, and revenue recognition determinations.

Tax Fees. Fees for tax services in 2006 related to tax analysis of various revenue rulings.

All Other Fees. There were no fees for the category “All Other Services” in 2007 and 2006.

The Audit Committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young. Further, all of the services provided by Ernst & Young in 2007 and 2006 were approved in advance in accordance with the Audit Committee’s pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by Ernst & Young LLP in 2007 and 2006.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2007 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2007.

CERTAIN DEADLINES FOR THE 2009 ANNUAL MEETING

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2008 Annual Meeting must be received by us no later than the close of business on December 5, 2008. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2009 by February 18, 2009, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2009 Annual Meeting.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2009 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to either make a nomination or bring other business before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517; telephone (919) 913-1030. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This proxy statement and our annual report on Form 10-K is available in the “Investors” section of our website at www.pozen.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for POZEN’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations
POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call Stephanie Bonestell at POZEN at (919) 913-1030.

You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Gilda M. Thomas
Secretary

 Dated:  April 4, 2008

Appendix A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of POZEN Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial processes and the audits of the Company’s financial statements.

II.	Structure and Membership

A.           Number. The Committee shall be comprised of at least three or more members of the Board.

B.           Independence. Except as otherwise permitted by the applicable Nasdaq and Securities and Exchange Commission rules, each member of the Committee shall be independent as defined by Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the prior three years.

C.           Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee.  In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

D.           Selection and Removal.  The members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating/Corporate Governance Committee, and shall serve until their successors shall be duly elected and qualified.  The Board may remove members of the Committee from such committee, with or without cause. The Chair of the Committee shall be elected by the Board, upon the recommendation of the Nominating/ Corporate Governance Committee.

E. Compensation. The compensation of Committee members shall be as determined by the Board.  No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

III.	Procedures and Administration

A.           Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. The Committee may also act by unanimous written consent in lieu of a meeting. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

B.           Investigations; Attendance at Meetings.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate. The Committee may also request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee may request.

C.           Committee Procedures. The Committee may fix such policies and rules of procedure as it deems necessary or appropriate. Such policies or rules of procedures as the Committee may adopt shall be consistent with the Bylaws of the Company and this Charter.

D.           Records. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

E.           Subcommittees; Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole. Any decision made pursuant to such delegation to pre-approve audit, review, attest or non-audit services shall be presented to the full Committee at its next scheduled meeting.

F.           Independent Advisors; Funding. The Committee shall have the authority, without further action by the Board, to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Committee shall be empowered, without further action by the Board, to cause the Company to provide appropriate funding for the Committee to retain any such advisors.

IV.	Authority and Responsibilities

A.           General

The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The role of the Committee is one of oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. It is not the duty or responsibility of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP.  These are the responsibilities of management and the independent auditor.  The Committee’s considerations and discussions with management and the independent auditor do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditor is in fact “independent.”

B.           Oversight of Independent Auditor

1.           Selection.  The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.           Compensation.  The Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Committee.

3.           Pre-Approval of Services.  The Committee shall review and approve in advance all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all non-audit services to be provided to the Company by the independent auditor and the fees for such services. Pre-approval of services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services.

4.           Independence.   The Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1.  The Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

5.           Oversight.  The independent auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting and the receipt and consideration from time to time as appropriate of any reports required under applicable law to be made by the independent auditor. The Committee shall obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

C.            Audited Financial Statements and Other Financial Disclosures

1. Review and Discussion.  The Committee shall review and discuss with the Company’s management and independent auditor the Company’s annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, significant financial reporting issues and judgments (including off-balance sheet arrangements and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal control, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2. Recommendation to Board Regarding Financial Statements.  The Committee shall recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.           Audit Committee Report.  The Committee shall prepare the committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

4.           Earnings Releases and Financial Guidance.  The Committee shall review the Company’s quarterly earnings press releases prior to their release and shall discuss generally any financial information and earnings guidance to be provided to analysts and rating agencies.

D.           Controls and Procedures

1. Internal Audit Function.  The Committee shall coordinate the Board’s oversight of the performance of the Company’s internal audit function.

2. Risk Management. The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

3.           Disclosure Controls and Procedures. The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and where applicable, shall oversee changes in internal control over financial reporting controls intended to address any material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee.  In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditor’s report on, and attestation of, such management report, to the extent that those reports are required by SEC rules.

4. Procedures for Complaints.  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5. Additional Powers.  The Committee shall have such other duties as may be delegated from time to time by the Board.

V.	Other Matters

A. Assessment. The Committee shall annually review and assess the performance of the Committee.

B. Charter.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

C. Reports. The Committee shall report regularly to the Board on the matters discussed and actions taken at each meeting of the Committee, including the Committee’s evaluation of the independent auditor.

D. Additional Powers. The Committee shall perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, and governing law, as the Committee or the Board may deem necessary or appropriate.

Appendix B

CHARTER OF THE NOMINATING/CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS

A.           PURPOSE

The Nominating/Corporate Governance Committee (the “Committee”) is appointed by and acts on behalf of the Board of Directors (the “Board”) of POZEN Inc. (the “Company”). It is responsible for (i) identifying individuals qualified to become Board members, (ii) recommending the director nominees to be selected by the Board for election at the next annual meeting of stockholders, (iii) overseeing compliance with the Company’s Code of Business Conduct and Ethics, (iv) recommending to and advising the Board on other corporate governance matters, and (v) evaluating the Board’s performance.

B.           COMPOSITION

The Committee shall consist of two or more independent directors of the Company designated by the Board and approved by a majority of the whole Board by resolution or resolutions. The members of the Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc.

The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chair.  The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed.  No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

C.           MEETINGS/PROCEDURES

The Committee shall meet at least twice annually, or more frequently as circumstances dictate.  The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.  The Committee may request that any director, officer, or employee of the Company, or any person whose advice and counsel is sought by the Committee, attend any meetings to provide such information as the Committee requests.  The Committee may delegate to one or more of its members one or more of the responsibilities and duties set forth below.

The Committee may fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The Committee shall report regularly to the Board on the matters discussed at each meeting of the Committee, including all actions taken by the Committee at its meeting.

The Committee shall have the resources and authority appropriate to discharge its responsibilities.  Without limiting the foregoing, the Committee shall have the authority: (i) to retain, set compensation for, and terminate a search firm to be used as the Committee deems appropriate to identify director candidates; (ii) to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities, which advisors may be the regular advisors to the Company; and (iii) to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Committee or any advisors engaged by the Committee. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as the Committee may engage.

D.           RESPONSIBILITIES

The Committee shall have the following responsibilities:

1.	Consider and make recommendations to the Board as appropriate concerning the appropriate size, function, and composition of the Board and Board Committees.

2.
Recommend to the Board policies and procedures (including director qualification criteria) for identifying and evaluating candidates for Board membership, including candidates recommended by stockholders, and upon approval by the Board, implement such policies and procedures.

3.	Evaluate and recommend candidates for election to the Board by the stockholders or to fill vacancies.

4.	Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs.

5.	Oversee procedures for stockholder communications with the Board.

6.	Evaluate and/or recommend to the Board policies regarding director attendance at annual stockholder meetings.

7.	Review and monitor matters of corporate governance and make recommendations to the Board of Directors as appropriate.

8.	Oversee compliance with the Company’s Code of Business Conduct and Ethics.

9.	Review and evaluate the performance of the Board and at least annually evaluate its own performance and report to the Board members.

10.	Review and reassess the adequacy of this Charter from time to time as the Committee deems appropriate and recommend any proposed changes to the Board for its approval.

11.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix C

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of POZEN Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board.  The Committee’s purposes shall be:

A.
To periodically review and approve, and, as appropriate, recommend to the full Board for approval, the Company’s compensation philosophy and the adequacy and market competitiveness of compensation plans and programs for executive officers (including the Company’s chief executive officer (“CEO”)) and other Company employees;

B.
To review and approve compensation arrangements and incentive goals/objectives for executive officers and to evaluate the performance of the CEO and other executive officers in light of such arrangements and goals/objectives;

C.	To administer the Company’s equity compensation plans;

D.	To prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission (“SEC”) rules and regulations; and

E.	To review and make recommendations to the Board with respect to director compensation.

II.	Compensation Philosophy

A.
With respect to the CEO and the other executive officers, the Committee’s philosophy is to promote the achievement of the Company’s annual and long-term performance objectives as approved by the Committee and/or the Board, ensure that the executive officers’ interests are aligned with the success of the Company, and provide compensation packages that will attract, retain, and motivate superior executive personnel.

B.
With respect to employees, the Committee’s philosophy is to provide pay and benefit programs that attract and retain highly competent employees, drive employee development and performance to achieve short- and long-term business goals and strategies and reinforce the Company’s cultures, behaviors and values.

III.	Structure and Membership

A.	The Committee shall consist of at least three members of the Board.

B.
Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market or the SEC, as applicable, each member of the Committee shall be an “independent director” as defined by the applicable rules of the Nasdaq Stock Market and a “non-employee director” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended.  In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor Code section, the members of the Committee who approve the performance goals to which certain of the executive compensation is tied in making such performance-based awards shall qualify as “outside” directors, as defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Code, and such members shall consist of at least two of the members of the Committee.

C.	Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

D.	Members of the Committee shall be appointed by the Board. The Board may remove members of the Committee from such committee, with or without cause.

IV.	Procedures and Administration

A.
The Committee shall meet as often as it deems necessary in order to perform its responsibilities.  The Committee may also act by unanimous written consent in lieu of a meeting.  The Committee shall keep such records of its meetings as it shall deem appropriate.  A majority of the members of the Committee shall constitute a quorum.

B.
The Committee may form one or more subcommittees as it deems appropriate from time to time and may delegate authority to such committees or to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation or listing standard to be exercised by the Committee as a whole.

C.	The Committee shall report regularly to the Board as to the matters discussed and actions taken at each meeting of the Committee.

D.
The Committee shall have the authority, without further action by the Board, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities.  Such independent advisors may be the regular advisors to the Company.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

E.
The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

V.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.	Compensation Philosophy, Plans and Programs

1.	Periodically review, consider and approve the philosophy and framework for compensation of the Company’s CEO and other executive officers and other employees.

2.
Review and approve compensation plans and programs for senior executives and other employees, including incentive and equity-based plans and programs, any appropriate employment contracts, special retirement benefits, and severance or change in control arrangements, and recommend, where appropriate, Board approval of such plans and programs.

3.
Periodically review the adequacy and market competitiveness of such plans and programs for the executive officers and other employees, and, in consultation with such advisors or consultants as the Committee deems appropriate, compare such plans and programs to those of the Company’s peer groups, ensuring appropriate levels of incentive to management, and aligning management’s goals with the interests of stockholders.

4.	Administer the Company’s equity-based plans and programs.

5.
Monitor the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and determine the extent to which the Company should comply with its provisions and any steps that the Committee must take in order to comply with such provisions.

B.	Specific Compensation Amounts and Incentives

1.
Review and approve annual base salary amounts for executive officers and, based upon discussions with the CEO, annual incentive opportunity levels and the financial, strategic and other goals to be met to earn annual and long-term incentive awards, and recommend, where appropriate, Board approval of such salary amounts and incentive levels and goals.

2.
Review and evaluate, at least annually and taking into account the views of the other members of the Board, the performance and leadership of the CEO and determine, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of the established goals.  Any deliberations or decisions relating to the compensation of the CEO shall be made outside the presence of the CEO.

3.
Review with the CEO his evaluation of the performance of the executive officers and determine with the CEO, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of the established goals.

4.	Review and approve, as appropriate, other officer and key management compensation actions.

C.      Other Responsibilities

1.	Periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

2.	Periodically review and make recommendations to the Board with respect to director compensation.

3.	As appropriate, review and assess, and make recommendations to the Board with respect to, management succession and development.

4.	Prepare the Committee’s report on executive compensation for inclusion in the Company’s annual proxy statement.

5.	At least annually, evaluate the Committee’s own performance and report to the Board.

6.
Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law as the Committee or the Board deems necessary or appropriate.